Exhibit 10.2

STATE OF LOUISIANA - PARISH OF IBERIA

SALE AND MORTGAGE

Before the undersigned Notary Public, and in the presence of the undersigned witnesses, there appeared:

CHARLES KENNETH LUKE (a/k/a KENNETH LUKE), (SS# XXX-XX-7020) and BARBARA ANNE TARVER LUKE (SS# XXX-XX-3262), husband and wife, living and abiding with one another, residents of Iberia Parish, Louisiana, whose present mailing address is 1400 Southport Blvd., New Iberia, Louisiana 70560; hereinafter referred to as "SELLER" and/or "MORTGAGEE";

who, for the price and on the terms and conditions hereafter expressed, does hereby grant, bargain, sell, convey, transfer, assign, set over and deliver, to:

HARDEE'S REAL ESTATE OF LOUISIANA, INC. (TIN applied for); a Louisiana corporation, authorized to do business in the State of Louisiana, with a mailing address of 4400 Ambassador Caffery Parkway, Suite A, Box 347, Lafayette, Louisiana 70508, represented by Seenu G. Kasturi, duly authorized by resolution, a certified copy attached; hereinafter referred to as "PURCHASER" and/or "MORTGAGOR";

the property described below, with all its component parts, including all rights, ways, privileges, servitudes and appurtenances thereto belonging, to have and to hold for PURCHASER, PURCHASER's heirs and assigns forever, and acknowledging delivery and possession thereof. The consideration for this sale is FOUR HUNDRED TWENTY FIVE THOUSAND AND NO/100 ($425,000.00) DOLLARS which the SELLER acknowledges receiving in the form of ONE HUNDRED THOUSAND AND NO/100 ($100,000.00) DOLLARS, cash, and one Promissory note (hereinafter referred to as "note") dated July 14, 2010 payable to the order of the SELLER named above for the sum of THREE HUNDRED TWENTY FIVE THOUSAND AND NO/100 ($325,000.00) DOLLARS with interest at five (5%) per cent per annum from July 15, 2010, until paid, payable on the following terms:

Payable in 20 consecutive quarterly installments at SEVEN THOUSAND SEVEN HUNDRED FORTY THREE AND 15/100 ($7,743.15) DOLLARS each, with a balloon payment due immediately after the 20th payment of TWO HUNDRED FORTY TWO THOUSAND THREE HUNDRED TEN AND 11/100 ($242,310.11) DOLLARS, the first installment commencing October 15, 2010, and due on the 15th day of each successive third month, out of which shall be deducted the amount of interest due and the balance to be applied to the liquidation on the principal and the final installment shall be for the balance of the principal and accrued interest due. Prepayment of the note may be made without penalty.

which note, after being paraphed NE VARIETUR by an undersigned Notary for identification with this act, was delivered to MORTGAGEE who acknowledges receipt thereof.

To secure the punctual payment of the above described note at maturity, as well as all interest to accrue thereon, and to secure the payment of the fees of any lawyers employed to collect the same or any part thereof, (which lawyer's fees, however, are fixed at 25% on the amount claimed, and PURCHASER consents and agrees to pay and allow the same), PURCHASER specially mortgages, affects and hypothecates the above property in favor of the MORTGAGEE as well as of any future holder of said note, promising and binding himself and his heirs not to sell, alienate or encumber the property to the prejudice of this act or of the vendor's privilege and special mortgage hereby retained by MORTGAGEE and granted by PURCHASER, until the full payment of said note.

During the existence of this mortgage, MORTGAGEE may advance money for taxes, insurance premiums, special assessments on, repairs, additions and improvements to and maintenance of the property, provided that the aggregate of the balance of the original debt and the total of all such advances shall not exceed 200% of the original amount of said note. These advances shall bear interest at the same rate as the note, and shall be secured by the same vendor's privilege and mortgage securing the note.

MORTGAGOR further binds and obligates himself to perform every obligation or covenant contained in this mortgage including: (1) payment of said note or any amount due, or to become due, hereunder; (2) payment of taxes and assessments; (3) keeping insured against loss by casualty all buildings and improvements now existing, or hereafter erected, on the mortgaged property for an amount not less than the principal sum due hereunder, in companies acceptable to the holder of said note, and transferring and delivering the policies of such insurance and their renewals to MORTGAGEE; (4) not to incur any indebtedness by improvement of the property which will burden the property with a lien and privilege superior in rank to this mortgage, (5) and refraining from removing any part of the property covered by this mortgage. Default in any of the above shall, without the necessity of putting in default, automatically mature all unpaid amounts on the mortgage note identified herewith.

MORTGAGOR hereby confesses judgment in favor of MORTGAGEE, or any future holder of said note, up to the full amount of principal, interest and attorney fees and for any sums that MORTGAGEE may advance under this mortgage and agrees that, if the note or any installment thereon, if payable in installments, is not promptly paid when due, or if this contract is breached in any way by MORTGAGOR, or if MORTGAGOR becomes insolvent, or if bankruptcy proceedings are instituted by or against MORTGAGOR the note shall, at the option of the holder, become due and payable, and it shall be lawful for the holder of the note without making a demand and without notice or putting in default, to cause the property herein mortgaged to be seized and sold by executory process issued by any competent court or to proceed with enforcement of its mortgage in any other manner provided by law. MORTGAGOR expressly waives (a) the benefit of appraisement as provided in LSA - C.C.P. Articles 2332, 2336, 2723 and 2724 and all other laws conferring the same; (b) the demand for payment and the delay of three days accorded by LSA - C. C. P. Articles 2639 and 2721; (c) the notice of seizure required by LSA - C. C. P. Articles 2293 and 2721; (d) the delay of three days accorded by LSA - C. C. P. Articles 2331 and 2722; and (e) the benefit of the other provisions of LSA - C. C. P. Articles 2331, 2722 and 2723 and the benefit of any other articles of the Louisiana Code of Civil Procedure or laws relating to the rights of appraisement, notice or delay not specifically mentioned and MORTGAGOR expressly agrees to the immediate seizure of the property in the event of suit hereon and consents to the property being sold, with or without appraisement, to the highest bidder for cash.

MORTGAGEE may at any time, without notice, release all or a part of the mortgaged premises from the lien of this mortgage, defer the payment of any indebtedness secured hereby, or release from liability any one or more parties who are or have become liable for the payment of the indebtedness secured hereby without affecting the personal liability of any other party liable for the payment of any of the indebtedness secured by the mortgage.

MORTGAGOR and each of them waives and abandons any and all homestead exemptions to which MORTGAGOR may be entitled on the property herein mortgaged in favor of MORTGAGEE or any future holder of said note.

SELLER declared that all taxes and assessments levied against the property and falling due on or before this date have been paid and Appearers agree that any such falling due hereafter shall be paid by PURCHASER.

SELLER warrants the title to the herein described property but excepts from said warranty all matters of public record creating (1) mineral leases or reservations, (2) land use restrictions, or (3) servitudes. SELLER transfers and subrogates to PURCHASER all rights and actions of warranty which SELLER has against prior owners. The parties acknowledge that unless otherwise separately certified in writing, no title examination of said property has been performed by any undersigned Notary.

The covenants herein contained-shall bind, and the benefits and advantages shall inure to, the respective heirs, executors, administrators, successors and assigns of the parties hereto. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

The property sold and mortgaged hereby is described as follows:

A certain lot of ground with all buildings and improvements and the component parts thereof, with all rights, ways, privileges and servitudes thereto appertaining, situated within the corporate limits of New Iberia, Iberia Parish, Louisiana at the intersection of the northerly right of way of Admiral Doyle Drive and the easterly right of way of Iberia Street, being more particularly described as:

1.) Fronting 204.3 feet along Admiral Doyle Drive, by a depth between equal and parallel lines of 150 feet; bounded southerly by the northerly right of way of Admiral Doyle Drive and westerly by the easterly right of way of Iberia Street; being the same property acquired by act of Sale and Mortgage recorded November 13, 1979 in COB 721, folio 218, Entry No. 79-9885;

2.) Fronting 150 feet along Iberia Street by a depth along its northerly boundary of 317.8 feet, along its southerly boundary of 336.4 feet, bounded southerly by the above described lot 1.), and westerly by the easterly right of way of Iberia Street; being the same property acquired by act of Sale and Mortgage recorded September 19, 1989 in COB 977, folio 478, Entry No. 89-6162.

LESS AND EXCEPT:
3.) Lot labeled "4,237 SQ. FT. TO BE ACQUIRED BY HAROLD T. LY, ET UX", depicted on plat of survey prepared by Michael B. Marie, PLS, dated April 3, 1990 and attached to act of Cash Sale recorded April 4, 1990 in COB 988, folio 118, Entry No. 90-2148.

4.) Lot labeled "LOT A 0.818 AC" depicted on plat of survey prepared by Alfred Fuselier, PLS, dated March 25, 1993 attached to act of Sale and Mortgage recorded May 6, 1993 in COB 1052, folio 485, Entry No. 93-3259 all of the public records of Iberia Parish, Louisiana.

The said lot bears the municipal number of 101 East Admiral Doyle Drive, New Iberia, LA 70560.

It has been agreed upon by both PURCHASER and SELLER of the above mentioned property, as follows:

The promissory note may be assumed by an entity in which PURCHASER is the majority owner; provided, PURCHASER will not be relieved of any obligation under the sale should the Promissory Note be assumed.

SELLER and PURCHASER will execute any additional documents requisite in the premises to accomplish the objective of this sale and mortgage when called upon to do so.

Purchaser specifically waives the implied warranty provided for by Louisiana Law, including all warranties against vices or defects latent or apparent, or fitness for any particular purpose. This express waiver is declared by Seller and Purchaser to be a material and integral consideration of this act of transfer and sale. It is specifically understood that Purchaser assumes the risk of all defects, including latent defects not discoverable upon simple inspection, including those if known, would deter Purchaser from making the purchase at all or paying the price paid. Purchaser also waives any present or future right in the nature of redhibition, quanti minoris and/or concealment, or based on any other theory of law. Accordingly, Seller and Purchaser stipulate and agree that this sale of the above described property is made "as is", in its present condition and without representation of any kind as to kind, quality and condition, and without recourse and without warranty as to kind, quality and condition.

Upon signature(s) below, the PURCHASER and SELLER so acknowledges the above and accepts the property as stated.

THUS SIGNED ON July 14, 2010 at Lafayette, Lafayette Parish, Louisiana, in the presence of the undersigned Notary Public, qualified in said State and Parish, and the undersigned competent witnesses, who have signed with the parties after due reading of the whole.

WITNESSES:

/s/ Telles Mitchell	/s/ Charles Kenneth Luke
Signature	CHALRES KENNETH LUKE (a/k/a Kenneth Luke)

Telles Mitchell	/s/ Barbara Anne Tarver Luke
Printed name	BARBARA ANNE TARVER LUKE

/s/ James Desselle	HARDEE'S REAL ESTATE OF LOUISIANA, INC.
Signature

James Desselle	By: /s/ Seenu Kasturi
Printed Name	SEENU G. KASTURI
President

/s/ Lewis H. Pitman, Jr.
NOTARY PUBLIC